Exhibit 10.2

NON-EMPLOYEE DIRECTOR RESTRICTED SHARE UNIT AGREEMENT

This AGREEMENT (the “Agreement”) is made as of                   (the “Date of Grant”) by and between GEORGIA GULF CORPORATION, a Delaware corporation (together with any Subsidiaries, as applicable, the “Company”), and                        (the “Grantee”).

1.             Grant of Restricted Share Units.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2009 Equity and Performance Incentive Plan, as amended (the “Plan”), the Company hereby grants to the Grantee, as of the Date of Grant,         Restricted Share Units.  Each Restricted Share Unit shall represent the right to receive one share of Common Stock.

2.             Restrictions on Transfer of Restricted Share Units.  The Restricted Share Units may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company.  Any purported transfer, encumbrance or other disposition of the Restricted Share Units that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Share Units.

3.             Vesting of Restricted Share Units.

(a)           On each of the first three (3) anniversaries of the Date of Grant, a number of Restricted Share Units equal to thirty-three and one-third percent (33 1/3%) multiplied by the number of Restricted Share Units specified in Section 1 of this Agreement shall become nonforfeitable on a cumulative basis until one hundred percent (100%) of such Restricted Share Units have become nonforfeitable if the Grantee shall have remained a member of the Board during the period ending on the applicable anniversary of the Date of Grant.

(b)           Notwithstanding the provisions of Section 3(a), but subject to earlier forfeiture as described below, all of the Restricted Share Units subject to Section 3(a) shall immediately become nonforfeitable in the event of death, disability or a Change in Control.

4.             Forfeiture of Restricted Share Units.  Except as the Board may determine on a case-by-case basis, any Restricted Share Units that have not theretofore become nonforfeitable shall be forfeited if the Grantee’s service as a member of the Board is terminated for any reason (including voluntary retirement) prior to the date on which such Restricted Share Units become nonforfeitable pursuant to Section 3(a).

5.             Payment of Restricted Share Units.  At such time as the Restricted Share Units shall become nonforfeitable as specified in this Agreement, shares of Common Stock underlying such Restricted Share Units shall be transferred to the Grantee no later than 15 days after the date on which the Restricted Share Units become nonforfeitable, unless the Grantee has made an effective election to defer receipt of the shares of Common Stock underlying the Restricted Share Units.  If the Grantee has made an effective election to defer receipt of the shares of Common

Stock underlying the Restricted Share Units, shares of Common Stock underlying the Restricted Share Units shall be transferred in accordance with the terms of such election.

6.             Dividend, Voting and Other Rights.  The Grantee shall have no rights of ownership in the Restricted Share Units and shall have no right to vote them until the date on which the shares of Common Stock are transferred to the Grantee pursuant to Section 5 above.  From and after the Date of Grant and until the earlier of (a) the time when the Grantee receives the shares of Common Stock underlying the Restricted Share Units in accordance with Section 5 hereof or (b) the time when the Grantee’s right to receive the Restricted Share Units is forfeited in accordance with Section 4 hereof, the Company shall pay to the Grantee, whenever a normal cash dividend is paid on shares of Common Stock, an amount of cash equal to the product of the per-share amount of the dividend paid multiplied by the number of such Restricted Share Units.

7.             Retention of Restricted Share Units by the Company.  The shares of Common Stock underlying the Restricted Share Units shall be released to the Grantee by the Company’s transfer agent (currently Computershare Inc.) at the direction of the Company.  At such time as the shares of Common Stock underlying the Restricted Share Units become payable in accordance with Section 5 above, the Company shall direct the transfer agent to forward all such nonforfeitable shares of Common Stock to the Grantee.

8.             Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Restricted Share Units or shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would, in the reasonable opinion of the Company, result in a violation of any such law.

9.             Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled.

10.           Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

11.           Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.           Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Board, acting pursuant to the Plan shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this grant.

13.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14.           Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

15.           Notices.  Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Vice President-General Counsel and Secretary, and any notice to the Grantee shall be addressed to said Grantee at his or her address currently on file with the Company.  Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

16.           Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to you.  This Agreement and the Plan shall be administered in a manner consistent with this intent.

17.           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

18.           Data Protection. By your signature below, Grantee consents that the Company may process Grantee’s personal data provided herein (the “Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the exercise of Restricted Share Units awarded herein.  For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

GEORGIA GULF CORPORATION

By:
Name:
Title:

GRANTEE:

Name:

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